EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GTX Corp (the Company) on Form 10-QSB, for the period ended February 29, 2008 as filed with the Securities and Exchange Commission, I, Patrick E. Bertagna, President, Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 14, 2008

     /s/ PATRICK E. BERTAGNA
Name: Patrick E. Bertagna
Its: President, Chief Executive Officer and Chairman of the Board